Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Trust III

811-09037


We hereby incorporate by reference two new Sub-
Advisory Agreements for the above-referenced trust, filed as Exhibits d.4 and d.5 in a 485 B POS filing on January 18, 2011, accession number
0001193125-11-009110.